SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 2


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 31, 1999


                            FORESTINDUSTRY.COM, INC.
             ------------------------------------------------------
                             (formerly AUTOEYE INC.)
             (Exact name of Registrant as specified in its charter)



          Delaware                     0-26673                   98-0207081
-----------------------------    ----------------------     --------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
       of incorporation)                                     Identification No.)


                               #6-2150 Bowen Road
                            Nanaimo, British Columbia
                                 Canada V9F 1H7
          ------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (250) 758-0665

                                   Suite 1650
                      Waterfront Centre, 200 Burrard Street
                           Vancouver, British Columbia
                                 Canada V6C 3L6
          -------------------------------------------------------------
          (Former name or former address if changed since last report.)

Item 1. Changes in Control of Registrant

     On January 31, 2000 the Company acquired all of the issued and outstanding shares of Forest Industry Online, Inc. in exchange for 10,000,000 shares of the Company's common stock.

     Forest Industry was incorporated on January 9, 1997. Forest Industry's principal business activities include designing web sites and operating and maintaining a computer internet web site for companies associated with the forest industry.

     Forest Industry has a website at forestindustry.com, which is fully operational.

     As of January 25, 1999 Forest Industry employed thirteen people on a full-time basis.

     Following the acquisition of Forest Industry, Andrew Hromyk resigned as the Company's president. The Company's new officers and directors are:

                  Name                       Position
                  ---------------            ------------------------
                  Joe Perraton               President and a Director
                  Andrew Hromyk              Secretary and a Director
                  Marc White                 Director

     As a result of the acquisition of Forest Industry the following persons are the principal shareholders of the Company's common stock.

                                             Shares          Percentage
                    Name                      Owned          Ownership
           ---------------------         -------------      -----------
           Joe Perraton                   2,400,000            17%
           Lara Perraton                    700,000             5%
           Teaco Properties Ltd.          6,900,000(1)         49%
           Bona Vista West Ltd.           4,137,240            27%


(1) Mark White is a controlling person of Teaco Properties Ltd. and may be considered the beneficial owner of these shares.


Item 2. Acquisition or Disposition of Assets

     See Item 1.

Item 5. Other Events

     Concurrent with the acquisition of Forest Industry the Company sold 750 shares of its Series A Convertible Preferred stock at a price of $1,000 per share to three investors. Each Series A Preferred Share is convertible into shares of the Company's common stock on or after March 16, 2000. The number of shares of the Company's common stock which will be issued upon the conversion of each Series A Preferred share will be determined by dividing $1,000 by 75% of the average closing bid of the Company's common stock for the ten trading days prior to conversion. Notwithstanding the above, in no event will (i) less than 250 shares or (ii) more than 5,000 shares of common stock be issued upon the conversion of each Series A Preferred share.

Item 7. Financial Statements, Pro Forma Financial Information

         (c)      Exhibits

          4. Certificate of Designation setting forth rights and preferences of Series A Convertible Preferred Stock.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 23, 2000

                                                 FORESTINDUSTRY.COM, INC.



                                           By: /s/ JOE PERRATON
                                                   ----------------------------
                                                   Joe Perraton, Secretary